Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS THIRD QUARTER 2008 INCREASE IN NET INCOME, DEPOSITS, AND LOANS
     Rockland, Massachusetts (October 23, 2008). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $8.8 million and $20.9 million for the three and nine months ending September 30, 2008, respectively. This represents an increase of $503,000, or 6.1% for the quarter ended September 30, 2008 as compared to $8.3 million in the comparative 2007 period. For the nine months ended September 30, 2008 there was an increase of $292,000, or 1.4% as compared to $20.7 million for the same period last year.
     Total deposits increased by $63.9 million during the three month period from June 30, 2008 to September 30, 2008. Total deposits were $2.5 billion at September 30, 2008, a 25.2% increase when compared to $2.0 billion in total deposits at December 31, 2007. Of the year-to-date deposit increase, $410.8 million is a result of the March 2008 acquisition of Slade’s Ferry Bancorp (“Slades”). Excluding the impact of the Slades acquisition, total deposits have grown during 2008 at an annualized rate of 6.6%.
     Total loans grew by $542.6 million, or 26.6%, during the nine months ended September 30, 2008, with the Slades acquisition contributing $471.2 million to total loan growth. Excluding the Slades acquisition, loan growth achieved in the first nine months of 2008 amounted to $71.4 million, or 4.7%, on an annualized basis, and was concentrated in the commercial (7.8% annualized) and home equity (19.0% annualized) lending categories.
     Diluted earnings per share were $0.54 for the quarter ending September 30, 2008. For the nine months ended September 30, 2008, diluted earnings per share were $1.34. The $0.54 diluted earnings per share for the quarter ended September 30, 2008 represents a decrease of $0.06, or (10.0%), on a per share basis from the $0.60 in diluted earnings per share recorded in the same quarter in 2007. The $1.34 in diluted earnings per share recorded for the nine months ended September 30, 2008 represents a decrease of $0.11 per diluted share when compared to diluted earnings per share of $1.45 for the nine months ended September 30, 2007.
     Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2008 and 2007 as indicated by the table below. In an effort to provide investors with information regarding the Company’s results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.
Dollars in Thousands, Except Per Share Data

	Three Months Ending
	September 30,
	2008	2007	$ Variance	% Variance
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,815	$8,312	$503	6.1%
Non-Interest Expense Components
Add — Litigation Reserve Recovery, net of tax	(488)	—	(488)	n/a

NET OPERATING EARNINGS (NON-GAAP)	$8,327	$8,312	$15	0.2%

Diluted Operating Earnings Per Share	$0.51	$0.60	$(0.09)	-15.0%

Dollars in Thousands, Except Per Share Data

	Nine Months Ending
	September 30,
	2008	2007	$ Variance	% Variance
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$20,943	$20,651	$292	1.4%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	590	(590)	n/a
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	396	—	396	n/a
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	264	(264)	n/a
Add — Merger & Acquisition Expenses, net of tax	728	—	728	n/a
Add — Litigation Reserve (net of recovery), net of tax	488	885	(397)	-44.9%
Less — WorldCom Bond Loss Recovery, net of tax	(272)	—	(272)	n/a

NET OPERATING EARNINGS (NON-GAAP)	$22,283	$22,390	$(107)	-0.5%

Diluted Operating Earnings Per Share	$1.43	$1.57	$(0.14)	-8.9%

     As shown above, net operating earnings were $8.3 million, or $0.51 on a per diluted share basis, for the three months ending September 30, 2008, compared to net operating earnings and diluted earnings per share for the three months ended September 30, 2007 of $8.3 million and $0.60, respectively, which represents an increase of $15,000, or 0.2%, and a decrease of $.09 per diluted share. Net operating earnings were $22.3 million, or $1.43 on a per diluted share basis, for the nine months ending September 30, 2008 compared to net operating earnings and diluted earnings per share for the nine months ended September 30, 2007 of $22.4 million and $1.57, respectively, which represents a decrease of $107,000, or a decrease of $0.14 per diluted share.
     Comparing the three months ending September 30, 2008 to the same period last year, net interest income increased $6.8 million, or 28.2%. For the nine months ended September 30, 2008, net interest income increased $15.3 million, or 21.3%, from the year ago period, due to the Slades acquisition in the first quarter of this year and organic growth. The net interest margin for the three and nine month periods ended September 30, 2008 was 4.09% and 4.00%, respectively. The net interest margin was 3.98% and 3.89% for the three and nine months ended September 30, 2007. See the tables below for reconciliations of net interest income and the net interest margin as adjusted:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Thousands)
Net Interest Income GAAP	$31,115	$24,270	$86,965	$71,692
Add — Write-Off of Debt Issuance Cost	—	—	—	907	*

Net Interest Income as Adjusted	$31,115	$24,270	$86,965	$72,599

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net Interest Margin GAAP	4.09%	3.98%	4.00%	3.89%
Add — Write-Off of Debt Issuance Cost	—	—	—	0.05%*

Net Interest Margin as Adjusted	4.09%	3.98%	4.00%	3.94%

*	April 2007 refinance of Trust Preferred Securities
     The Company’s allowance for loan losses as a percentage of loans was 1.29% at both September 30, 2008, and June 30, 2008. The provision for loan losses was $2.1 million and $5.3 million for the quarter and nine months ended September 30, 2008, respectively, as compared to $300,000 and $1.8 million for the year ago comparative periods. Net charge-offs were $2.0 million and $4.4 million for the three and nine month periods of 2008 as compared to $758,000 and $2.4 million for the three and nine month periods of 2007. Net charge-offs increased in the third quarter of 2008 primarily due to partial charge-offs in the home equity portfolio resulting from a thorough review of the portfolio conducted during the quarter.
     Non-interest income increased by $812,000, or 10.52%, and by $880,000, or 3.7%, during the three and nine months ended September 30, 2008, respectively, as compared to the same periods in the prior year. Excluding the net losses on sale of securities during the nine months ended September 30, 2008 and the loss on the other-than-temporary-impairment of certain performing pooled trust preferred securities with an investment grade rating of (BBB) during the three and nine months ended September 30, 2008, non-interest income grew by $1.5 million, or 19.8%, and $4.1 million, or 17.2% when compared to the three and nine months ended September 30, 2007. See the table below for a reconciliation of non-interest income as adjusted:

	Three Months Ended
	September 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$8,532	$7,720	$812	10.5%
Add — Other-Than-Temporary-Impairment on Certain Pooled Trust Preferred Securities Rated (BBB)	720	—	720	n/a

Non-Interest Income as Adjusted	$9,252	$7,720	$1,532	19.8%

	Nine Months Ended
	September 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$24,432	$23,552	$880	3.7%
Add — Net Loss on Sale of Securities	609	—	609	n/a
Add — Other-Than-Temporary-Impairment on Certain Pooled Trust Preferred Securities Rated (BBB)	2,570	—	2,570	n/a

Non-Interest Income as Adjusted	$27,611	$23,552	$4,059	17.2%

The change in non-interest income is attributable to the following:
➢	Service charges on deposit accounts increased by $329,000, or 8.8%, and by $986,000, or 9.2% for the three and nine months ended September 30, 2008, as compared to the same periods in 2007, primarily due to the Slades acquisition.

➢	Wealth management revenue increased by $888,000, or 47.3%, and $2.7 million, or 45.7%, for the three and nine months ended September 30, 2008, as compared to the same periods in 2007. Assets under management at September 30, 2008 were $1.3 billion.

➢	Mortgage banking income decreased by $122,000, or (19.6%), and increased by $357,000, or 16.1%, for the three and nine months ended September 30, 2008, as compared to the same periods in 2007. The balance of the mortgage servicing asset was $1.9 million and loans serviced amounted to $254.5 million as of September 30, 2008, as compared to a mortgage servicing asset balance of $2.2 million and loans serviced amounting to $263.7 million at September 30, 2007.

➢	There were no gains or losses on the sale of securities during the third quarter of 2008. There was a net loss on the sale of securities of $609,000 during the first quarter of 2008. Of this loss, $742,000 is associated with the sale of the majority of the Slades securities portfolio, which was partially offset by gains on the sale of agency securities recorded in the first quarter. There were no gains or losses on the sale of securities during the nine months of 2007.

➢	The Company recorded an other-than-temporary-impairment of certain performing pooled trust preferred securities rated (BBB), resulting in a negative charge to non-interest income of approximately $720,000 and $2.6 million for the three and nine month periods ending September 30, 2008.

➢	Other non-interest income increased by $276,000, or 28.5%, and decreased by $371,000, or (11.1%), for the three and nine months ended September 30, 2008, as compared to the same period in 2007. The decrease year-to-date is primarily attributable to trading asset losses and declines in 1031 exchange income as a result of the slowdown in national commercial real estate markets.
          Non-interest expense increased by $4.3 million, or 20.1%, and by $11.6 million, or 17.6%, for the three and nine months ended September 30, 2008, as compared to the same periods in 2007. When adjusting the three and nine month periods for the items listed below, non-interest expense increased $5.0 million, or 23.6%, and $11.9 million, or 18.6%, respectively, as compared to the same periods in 2007. See the table below for a reconciliation of non-interest expense as adjusted:

	Three Months Ended
	September 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$25,459	$21,206	$4,253	20.1%
Add – Litigation Reserve Recovery	750	—	750	n/a

Non-Interest Expense as Adjusted	$26,209	$21,206	$5,003	23.6%

	Nine Months Ended
	September 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$77,552	$65,925	$11,627	17.6%
Less – Executive Early Retirement Costs	—	(406)	406	n/a
Less – Merger & Acquisition Expenses	(1,120)	—	(1,120)	n/a
Less – Litigation Reserve (net of Recovery)	(750)	(1,361)	611	n/a
Add – WorldCom Bond Loss Recovery	418	—	418	n/a

Non-Interest Expense as Adjusted	$76,100	$64,158	$11,942	18.6%

➢	Salaries and employee benefits increased by $1.6 million, or 12.3%, and $4.5 million, or 11.6%, for the three and nine months ended September 30, 2008, as compared to the same periods in 2007. The increase in salaries and benefits is primarily attributable to the Slades acquisition in the first quarter of 2008, annual merit increases, incentive programs, and the O’Connell Investment Services acquisition in the fourth quarter of 2007.

➢	Occupancy and equipment expense increased by $805,000, or 33.6%, and $1.8 million, or 23.6%, for the three and nine month periods ending September 30, 2008, as compared to the same periods in 2007. The increase is mainly due to an increase in rent expense due to two new branch locations, increased utility costs, and the effects of the Slades acquisition.

➢	Data processing and facilities management expense increased by $387,000, or 35.9%, and $802,000, or 23.8%, for the three and nine month periods ending

September 30, 2008, as compared to the same periods in 2007. The increase is partially a result of new functionality as well as an increase in volume primarily attributable to the Slades acquisition during the first quarter of 2008.

➢	Merger and acquisition related expenditures totaled $1.1 million, for the nine month period ending September 30, 2008, associated with the Slades acquisition in March 2008. There were no merger and acquisition expenses for the comparable 2007 periods.

➢	Other non-interest expense increased by $1.4 million, or 31.2%, and $3.8 million, or 24.2%, for the three and nine month periods ending September 30, 2008, as compared to the same periods in 2007. The increase in the nine-month period is primarily attributable to the amortization of intangible assets of $1.0 million, litigation reserve of $750,000 (net of recovery), FDIC assessment of $630,000, consulting fees of $479,000, legal loan collection fees of $441,000, and a write-down on other real estate owned of $154,000.
     The Company’s effective tax rate was 27% and 21% for the three months ended September 30, 2008 and 2007, respectively. The increase in the tax rate during the quarter is primarily due to timing, with respect to the recognition of federal tax credits received pursuant to the New Markets Tax Credit program.
     Total assets increased by $708.8 million, or 25.6%, to $3.5 billion at September 30, 2008 as compared to December 31, 2007. This increase is primarily a result of the Slades acquisition, which closed during the first quarter of 2008.
     Securities increased by $53.4 million, or 10.5%, during the nine months ended September 30, 2008. The increase was primarily attributable to the deployment of the proceeds associated with issuance of the subordinated debentures discussed below. The ratio of securities to total assets as of September 30, 2008 was 16.1%, compared to 18.3% at December 31, 2007. The Company does not own any common or preferred equity securities issued by either the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.
     The following table summarizes loan growth during the first nine months of 2008:

	September 30,	December 31,	Slades	Organic
	2008	2007	Acquisition	Growth/(Loss)
	(Dollars in Thousands)
Loans
Commercial and Commercial Real Estate Loans	$1,493,895	$1,121,310	$306,824	$65,761
Small Business	85,120	69,977	9,257	5,886
Residential Real Estate	439,188	341,090	114,432	(16,334)
Consumer — Home Equity	391,416	308,744	38,723	43,949
Consumer — Other	175,939	201,831	2,009	(27,901)

Total Loans	$2,585,558	$2,042,952	$471,245	$71,361

          Excluding the Slades acquisition, organic loan growth achieved in the nine months of 2008 amounted to $71.4 million, or 4.7%, on an annualized basis, and was concentrated in the commercial (7.8% annualized) and home equity (19.0% annualized)

lending categories, while the residential real estate and consumer (primarily indirect automobile lending) categories were reduced. Total commercial loans (including small business loans) following the Slades acquisition now represent 61.1% of the total loan portfolio.
          During the second quarter of 2008, Rockland Trust completed a sale and leaseback transaction consisting of 17 branch properties and various individual office buildings. In total, the Company sold and concurrently leased back $27.6 million in land and buildings with associated accumulated depreciation of $9.4 million. Net proceeds were $32.2 million, resulting in a gain of $13.2 million, net of transaction costs of $753,000. The gain will be deferred and amortized ratably over the lease terms of the individual buildings, which are either 10 or 15 years, through rent expense as a part of occupancy and equipment.
           The following table summarizes deposit growth during the first nine months of 2008:

	September 30,	December 31,	Slades	Organic
	2008	2007	Acquisition	Growth/(Loss)
		(Dollars in Thousands)
Deposits
Demand Deposits	$573,904	$471,164	$74,584	$28,156
Savings and Interest Checking Accounts	711,862	587,474	119,908	4,480
Money Market	464,983	435,792	38,668	(9,477)
Time Certificates of Deposit	787,282	532,180	177,609	77,493

Total Deposits	$2,538,031	$2,026,610	$410,769	$100,652

          Borrowings increased by $92.8 million, or 18.4%, during the nine months ending September 30, 2008, as compared to December 31, 2007, attributable to the Slades acquisition and organic loan growth. Additionally, the Company issued $30.0 million of subordinated debt during the quarter ended September 30, 2008, which will be used to support additional loan growth, particularly in commercial lending. The subordinated debt, which qualifies as Tier 2 regulatory capital, has a 10 year maturity and may be called at the option of the Company after five years. The subordinated debt is priced at a fixed rate of 7.02% for the first five year period.
          The Company reported a return on average assets and a return on average equity in the third quarter of 2008 of 1.04% and 11.57%, respectively, as compared to 1.24% and 15.57% for the same periods in 2007. Operating return on average assets and return on average equity in the third quarter of 2008 was 0.99% and 10.93%, respectively, as compared to 1.24% and 15.57% for the same periods in 2007.
          Stockholders’ equity at September 30, 2008 totaled $304.7 million, as compared to $220.5 million at December 31, 2007. The Tier 1 leverage capital ratio at September 30, 2008 was 7.72%, maintaining the Company’s well-capitalized position.
          At September 30, 2008, the balance of goodwill was $116.6 million and other intangible assets, primarily core deposit intangibles, were $9.8 million. The amount of goodwill and core deposit intangible assets derived from the Slades acquisition was $58.1 million and $9.0 million, respectively.
          The allowance for loan losses was $33.3 million at September 30, 2008 and $26.8 million at December 31, 2007. The majority of the increase in allowance for loan losses is due to the Slades acquisition. Nonperforming assets totaled $17.9 million at September 30, 2008, or 0.51% of total assets, and $8.3 million at December 31, 2007, or 0.30% of total assets. The primary increase on a linked quarter basis was in the commercial and commercial real estate categories of $4.1 million and residential real estate of $2.3 million.
          “I’m very happy with both our third-quarter performance and year-to-date earnings results, especially given the tumultuous market conditions,” Christopher Oddleifson, President and Chief Executive Officer stated. “Our conservative management philosophy, combined with the strong relationships we continue to build within the communities that we do business, positions us well for continued future growth. Many consumers and businesses realize that Rockland Trust is both safe and strong, and are turning to us to establish long-term relationships.”
          Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 8:30 a.m. Eastern Time on Friday, October 24, 2008. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 424032. The web cast replay will be available until October 24, 2009 and the telephone replay will be available until November 3, 2008.
          Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.5 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts, Cape Cod, and Rhode Island. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
          This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities losses. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

						June 30, 2008 vs.
	September 30,	December 31,	$	%	June 30,	September 30, 2008%
	2008	2007	Variance	Change	2008	Variance	Change

Assets
Cash and Due From Banks	$92,752	$67,416	25,336	37.58%	$89,719	$3,033	3.38%
Fed Funds Sold and Short Term Investments	100	—	—	—	100	—	n/a
Securities
Trading Assets	3,048	1,687	1,361	80.68%	3,185	(137)	-4.30%
Securities Available for Sale	499,879	444,258	55,621	12.52%	426,894	72,985	17.10%
Securities Held to Maturity	33,354	45,265	(11,911)	-26.31%	33,895	(541)	-1.60%
Federal Home Loan Bank Stock	24,603	16,260	8,343	51.31%	24,603	—	n/a

Total Securities	560,884	507,470	53,414	10.53%	488,577	72,307	14.80%

Loans
Commercial and Industrial	250,469	190,522	59,947	31.46%	261,384	(10,915)	-4.18%
Commercial Real Estate	1,092,811	797,416	295,395	37.04%	1,062,902	29,909	2.81%
Commercial Construction	150,615	133,372	17,243	12.93%	170,373	(19,758)	-11.60%
Small Business	85,120	69,977	15,143	21.64%	86,430	(1,310)	-1.52%
Residential Real Estate	420,809	323,847	96,962	29.94%	417,304	3,505	0.84%
Residential Construction	12,868	6,115	6,753	110.43%	9,292	3,576	38.48%
Residential Loans Held for Sale	5,511	11,128	(5,617)	-50.48%	9,171	(3,660)	-39.91%
Consumer — Home Equity	391,416	308,744	82,672	26.78%	374,580	16,836	4.49%
Consumer — Auto	134,866	156,006	(21,140)	-13.55%	141,046	(6,180)	-4.38%
Consumer — Other	41,073	45,825	(4,752)	-10.37%	42,783	(1,710)	-4.00%

Total Loans	2,585,558	2,042,952	542,606	26.56%	2,575,265	10,293	0.40%
Less — Allowance for Loan Losses	(33,287)	(26,831)	(6,456)	24.06%	(33,231)	(56)	0.17%

Net Loans	2,552,271	2,016,121	536,150	26.59%	2,542,034	10,237	0.40%

Bank Premises and Equipment	35,246	39,085	(3,839)	-9.82%	34,749	497	1.43%
Goodwill and Core Deposit Intangible	126,412	60,411	66,001	109.25%	126,914	(502)	-0.40%
Other Assets	109,570	77,910	31,660	40.64%	105,365	4,205	3.99%

Total Assets	$3,477,235	$2,768,413	708,822	25.60%	$3,387,458	$89,777	2.65%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$573,904	$471,164	102,740	21.81%	$564,060	$9,844	1.75%
Savings and Interest Checking Accounts	711,862	587,474	124,388	21.17%	696,457	15,405	2.21%
Money Market	464,983	435,792	29,191	6.70%	478,852	(13,869)	-2.90%
Time Certificates of Deposit	787,282	532,180	255,102	47.94%	734,792	52,490	7.14%

Total Deposits	2,538,031	2,026,610	511,421	25.24%	2,474,161	63,870	2.58%

Borrowings
Federal Home Loan Bank Borrowings	336,792	311,125	25,667	8.25%	357,949	(21,157)	-5.91%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	166,417	138,603	27,814	20.07%	157,114	9,303	5.92%
Junior Subordinated Debentures	61,857	51,547	10,310	20.00%	61,857	—	n/a
Subordinated Debentures	30,000	—	30,000	n/a	—	30,000	n/a
Other Borrowings	2,103	3,069	(966)	-31.48%	495	1,608	324.85%

Total Borrowings	597,169	504,344	92,825	18.41%	577,415	19,754	3.42%

Total Deposits and Borrowings	3,135,200	2,530,954	604,246	23.87%	3,051,576	83,624	2.74%
Other Liabilities	37,295	16,994	20,301	119.46%	35,880	1,415	3.94%
Stockholders’ Equity	304,740	220,465	84,275	38.23%	300,002	4,738	1.58%

Total Liabilities and Stockholders’ Equity	$3,477,235	$2,768,413	708,822	25.60%	$3,387,458	$89,777	2.65%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Nine Months Ended
	September 30,		$	%	September 30,		$	%
	2008	2007	Variance	Change	2008	2007	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$62	$679	$(617)	-90.87%	$96	$1,412	$(1,316)	-93.20%
Interest and Dividends on Securities	6,009	5,302	707	13.33%	17,783	16,808	975	5.80%
Interest on Loans	39,201	33,871	5,330	15.74%	113,025	101,358	11,667	11.51%

Total Interest Income	45,272	39,852	5,420	13.60%	130,904	119,578	11,326	9.47%

INTEREST EXPENSE
Interest on Deposits	9,078	11,119	(2,041)	-18.36%	28,933	33,029	(4,096)	-12.40%
Interest on Borrowed Funds	5,079	4,463	616	13.80%	15,006	14,857	149	1.00%

Total Interest Expense	14,157	15,582	(1,425)	-9.15%	43,939	47,886	(3,947)	-8.24%

Net Interest Income	31,115	24,270	6,845	28.20%	86,965	71,692	15,273	21.30%
Less — Provision for Loan Losses	2,068	300	1,768	589.33%	5,312	1,775	3,537	199.27%

Net Interest Income after Provision for Loan Losses	29,047	23,970	5,077	21.18%	81,653	69,917	11,736	16.79%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,083	3,754	329	8.76%	11,681	10,695	986	9.22%
Wealth Management	2,764	1,876	888	47.33%	8,554	5,870	2,684	45.72%
Mortgage Banking Income	501	623	(122)	-19.58%	2,574	2,217	357	16.10%
BOLI Income	659	498	161	32.33%	1,816	1,413	403	28.52%
Net Loss on Sale of Securities	—	—	—	n/a	(609)	—	(609)	n/a
Other-Than-Temporary-Impairment on Certain Pooled Trust Preferred Securities Rated (BBB)	(720)	—	(720)	n/a	(2,570)	—	(2,570)	n/a
Other Non-Interest Income	1,245	969	276	28.48%	2,986	3,357	(371)	-11.05%

Total Non-Interest Income	8,532	7,720	812	10.52%	24,432	23,552	880	3.74%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,719	13,103	1,616	12.33%	43,806	39,269	4,537	11.55%
Occupancy and Equipment Expenses	3,200	2,395	805	33.61%	9,338	7,556	1,782	23.58%
Data Processing and Facilities Management	1,465	1,078	387	35.90%	4,170	3,368	802	23.81%
Merger & Acquisition Expense	—	—	—	n/a	1,120	—	1,120	n/a
WorldCom Bond Loss Recovery	—	—	—	n/a	(418)	—	(418)	n/a
Other Non-Interest Expense	6,075	4,630	1,445	31.21%	19,536	15,732	3,804	24.18%

Total Non-Interest Expense	25,459	21,206	4,253	20.06%	77,552	65,925	11,627	17.64%

INCOME BEFORE INCOME TAXES	12,120	10,484	1,636	15.60%	28,533	27,544	989	3.59%

PROVISION FOR INCOME TAXES	3,305	2,172	1,133	52.16%	7,590	6,893	697	10.11%

NET INCOME	$8,815	$8,312	$503	6.05%	$20,943	$20,651	$292	1.41%

BASIC EARNINGS PER SHARE	$0.54	$0.60		-10.00%	$1.35	$1.46		-7.53%
DILUTED EARNINGS PER SHARE	$0.54	$0.60		-10.00%	$1.34	$1.45		-7.59%
BASIC AVERAGE SHARES	16,275,442	13,787,598		18.04%	15,518,540	14,121,843		9.89%
DILUTED AVERAGE SHARES	16,338,180	13,900,053		17.54%	15,591,167	14,256,558		9.36%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.09%	3.98%		2.76%	4.00%	3.89%		2.83%
Return on Average Assets	1.04%	1.24%		-16.13%	0.87%	1.02%		-14.71%
Return on Average Equity	11.57%	15.57%		-25.70%	9.74%	12.55%		-22.39%
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,815	$8,312	$503	6.05%	$20,943	$20,651	$292	1.41%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	—	—			590	(590)
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	—	—		396	—	396
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	—	—		—	264	(264)
Add — Merger and Acquisition Expenses, net of tax	—	—	—		728	—	728
(Less)/Add — Litigation Reserve/(Recovery), net of tax	(488)	—	(488)		488	885	(397)
Less — WorldCom Bond Loss Recovery, net of tax	—	—	—		(272)	—	(272)

NET OPERATING EARNINGS	$8,327	$8,312	$15	0.18%	$22,283	$22,390	$(107)	-0.48%

Diluted Earnings Per Share, on an Operating Basis	$0.51	$0.60	$(0.09)	-15.00%	$1.43	$1.57	$(0.14)	-8.92%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended September 30,
		2008			2007
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$100	$2,162	$62	11.47%	$50,936	$679	5.33%
Securities:
Trading Assets	3,048	3,179	30	3.77%	1,704	10	2.35%
Taxable Investment Securities	519,113	454,945	5,613	4.94%	407,429	4,765	4.68%
Non-taxable Investment Securities (1)	38,723	38,854	563	5.80%	49,882	811	6.50%

Total Securities:	560,884	496,978	6,206	4.99%	459,015	5,586	4.87%

Loans (1)	2,585,558	2,578,373	39,320	6.10%	1,971,023	33,993	6.90%
Total Interest-Earning Assets	$3,146,542	$3,077,513	$45,588	5.93%	$2,480,974	$40,258	6.49%

Cash and Due from Banks	92,752	69,587			58,484
Other Assets	237,941	233,978			148,915

Total Assets	$3,477,235	$3,381,078			$2,688,373

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$711,862	$711,818	$1,578	0.89%	$574,239	$2,072	1.44%
Money Market	464,983	473,685	2,203	1.86%	465,302	3,585	3.08%
Time Deposits	787,282	754,969	5,297	2.81%	521,884	5,462	4.19%

Total interest-bearing deposits:	1,964,127	1,940,472	9,078	1.87%	1,561,425	11,119	2.85%
Borrowings:
Federal Home Loan Bank Borrowings	$336,792	$299,631	$2,781	3.71%	$249,698	$2,806	4.50%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	166,417	165,852	1,249	3.01%	96,145	703	2.92%
Junior Subordinated Debentures	61,857	61,857	842	5.44%	51,547	862	6.69%
Subordinated Debentures	30,000	11,413	204	7.15%	—	—	—
Other Borrowings	2,103	834	3	1.44%	5,839	92	6.30%

Total Borrowings:	597,169	539,587	5,079	3.77%	403,229	4,463	4.43%

Total Interest-Bearing Liabilities	$2,561,296	$2,480,059	$14,157	2.28%	$1,964,654	$15,582	3.17%

Demand Deposits	573,904	561,542			496,253

Other Liabilities	37,295	34,754			13,978

Total Liabilities	$3,172,495	$3,076,355			$2,474,885
Stockholders’ Equity	304,740	304,723			213,448

Total Liabilities and Stockholders’ Equity	$3,477,235	$3,381,078			$2,688,333

Net Interest Income			$31,431			$24,676

Interest Rate Spread (2)				3.65%			3.32%

Net Interest Margin (3)				4.09%			3.98%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,538,031	$2,502,014	$9,078		$2,057,678	$11,119
Cost of Total Deposits				1.45%			2.16%
Total Funding Liabilities, including Demand Deposits	$3,135,200	$3,041,601	$14,157		$2,460,907	$15,582
Cost of Total Funding Liabilities				1.86%			2.53%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $316 and $406 for the three months ended September 30, 2008 and 2007, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Nine Months Ended September 30,
		2008			2007
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$100	$1,184	$96	10.81%	$35,242	$1,412	5.34%
Securities:
Trading Assets	3,048	3,068	95	4.13%	1,681	33	2.62%
Taxable Investment Securities	519,113	441,228	16,369	4.95%	424,797	15,143	4.75%
Non-taxable Investment Securities (1)	38,723	42,124	2,029	6.42%	51,765	2,511	6.47%

Total Securities:	560,884	486,420	18,493	5.07%	478,243	17,687	4.93%
Loans (1)	2,585,558	2,445,745	113,371	6.18%	1,987,015	101,720	6.83%

Total Interest-Earning Assets	$3,146,542	$2,933,349	$131,960	6.00%	$2,500,500	$120,819	6.44%

Cash and Due from Banks	92,752	66,066			59,583
Other Assets	237,941	211,037			148,683

Total Assets	$3,477,235	$3,210,452			$2,708,766

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$711,862	$677,470	$4,740	0.93%	$575,451	$5,866	1.36%
Money Market	464,983	463,074	6,827	1.97%	467,490	10,635	3.03%
Time Deposits	787,282	700,784	17,366	3.30%	534,087	16,528	4.13%

Total interest-bearing deposits:	1,964,127	1,841,328	28,933	2.10%	1,577,028	33,029	2.79%
Borrowings:
Federal Home Loan Bank Borrowings	$336,792	$313,390	$8,743	3.72%	$246,896	$8,266	4.46%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	166,417	149,772	3,519	3.13%	100,347	2,288	3.04%
Junior Subordinated Debentures	61,857	59,599	2,483	5.55%	62,781	4,187	8.89%
Subordinated Debentures	30,000	3,832	204	7.10%	—	—	—
Other Borrowings	2,103	2,262	57	3.36%	2,493	116	6.20%

Total Borrowings:	597,169	528,855	15,006	3.78%	412,517	14,857	4.80%

Total Interest-Bearing Liabilities	$2,561,296	$2,370,183	$43,939	2.47%	$1,989,545	$47,886	3.21%

Demand Deposits	573,904	527,993			485,922

Other Liabilities	37,295	25,480			13,881

Total Liabilities	$3,172,495	$2,923,656			$2,489,348
Stockholders’ Equity	304,740	286,796			219,418

Total Liabilities and Stockholders’ Equity	$3,477,235	$3,210,452			$2,708,766

Net Interest Income			$88,021			$72,933

Interest Rate Spread (2)				3.53%			3.23%

Net Interest Margin (3)				4.00%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,538,031	$2,369,321	$28,933		$2,062,950	$33,029
Cost of Total Deposits				1.63%			2.13%
Total Funding Liabilities, including Demand Deposits	$3,135,200	$2,898,176	$43,939		$2,475,467	$47,886
Cost of Total Funding Liabilities				2.02%			2.58%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,056 for the nine months ended September 30, 2008 and $1,241 for the nine months ended September 30, 2007.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	September 30,	December 31,	September 30,
	2008	2007	2007
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$1,481	$306	$562
Small Business Loans	773	439	342
Commercial Real Estate Loans	5,478	2,568	2,677
Residential Real Estate Loans	6,725	2,380	1,224
Installment Loans — Home Equity	1,106	872	747
Installment Loans — Auto	770	833	651
Installment Loans — Other	311	246	148

Total Nonperforming Loans	16,644	7,644	6,351

Other Real Estate Owned	1,239	681	245
Nonperforming Assets	17,883	8,325	6,596

Net charge-offs (year to date)	$4,381	$3,114	$2,397
Net charge-offs to average loans (annualized)	0.23%	0.16%	0.16%

Nonperforming Loans/Gross Loans	0.64%	0.37%	0.32%
Allowance for Loan Losses/Nonperforming Loans	199.99%	351.01%	412.41%
Loans/Total Deposits	101.87%	100.81%	98.71%
Allowance for Loan Losses/Total Loans	1.29%	1.31%	1.32%

Financial Ratios
Book Value per Share	$18.72	$16.04	$15.61
Tangible Capital/Tangible Asset	5.32%	5.91%	5.95%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	5.76%	6.45%	6.51%
Tangible Book Value per Share	$10.95	$11.64	$11.35
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$11.85	$12.70	$12.41

Capital Adequacy
Tier one leverage capital ratio (1)	7.72%	8.02%	7.98%

(1)	Estimated number for September 30, 2008
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.